Exhibit 99.1

KULR’S CELLCHECK BATTERY MONITORING SYSTEM LAUNCHES ON MICROSOFT’S AZURE CLOUD COMPUTING SERVICE

•	Built on Azure Cloud, the Modular Battery Management System Platform Leverages Azure Cloud's Advanced AI Functionality to Collect and Analyze Data From all KULR products

•	CellCheck Intelligence Allows Customers to Monitor Lifetime Health of Batteries in Real-Time

SAN DIEGO / GLOBENEWSWIRE / December 13, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform company accelerating the global transition to a sustainable electrification economy, today announced that its CellCheck Battery Monitoring System is now running on the Azure Cloud Computing Service by Microsoft (NASDAQ: MSFT). This next-generation battery safety technology captures real-time and lifetime battery data allowing it to detect adverse electrical, environmental and physical events resulting in maximum battery safety, reliability, and performance. In its new iteration, CellCheck devices can wirelessly transmit live sensor data from the edge to the Azure Cloud where it is displayed on an extensive dashboard system.

"Electrifying the circular economy will generate vast streams of high-value data," said Keith Cochran, President and COO of KULR Technology Group. "We are developing cutting-edge solutions that enable our customers to realize the full value of this data - from using predictive analytics for preventing thermal runaway, to using battery intelligence data for enhancement of operational performance, to using sustainability data to visualize ESG and climate impact. CellCheck technology will dramatically increase the safety of battery packs by providing instant analysis of current and historic health. We believe this to be a game-changing product for the $44 billion lithium-ion battery market."

Through CellCheck, individuals, companies, municipalities or manufacturers can monitor the lifetime health of singular batteries, larger battery modules, or battery-powered systems remotely and in real-time using this scalable cloud infrastructure.

CellCheck data facilitates a path toward Battery Safety Artificial Intelligence (“AI”) and may be integrated by original equipment manufacturers (“OEM”) into battery modules for use across e-mobility, power tools, drones, vehicles, industrial equipment and local or remote UPS systems, along with a wide range of other mission-critical, battery-powered applications.

KULR will demonstrate CellCheck on Azure Cloud with live sensor data capture at the upcoming 2023 International Consumer Electronics Show in Las Vegas on January 5-8, 2023.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or John Yi
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Public Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Brokers and Analysts:
Chesapeake Group
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